UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

VISTRA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreements.

On June 24, 2026, Vistra Operations Company LLC (“Vistra Operations”) (as Borrower), an indirect, wholly owned subsidiary of Vistra Corp. (the “Company”), entered into (a) an amendment (the “Credit Agreement Amendment”) among Vistra Operations, the lenders party thereto, the letter of credit issuers party thereto, the cash management bank party thereto, Citibank, N.A., as Administrative and Collateral Agent, and the other parties named therein, which amended that certain Credit Agreement, dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, including by the Credit Agreement Amendment, the “Credit Agreement”) and (b) an amendment (the “Commodity-Linked Credit Agreement Amendment”) among Vistra Operations, the lenders party thereto and Citibank, N.A., as Administrative and Collateral Agent, which amended that certain Credit Agreement, dated as of February 4, 2022 (as amended, supplemented or otherwise modified from time to time, including by the Commodity-Linked Credit Agreement Amendment, the “Commodity-Linked Credit Agreement”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement Amendment, the Credit Agreement, the Commodity-Linked Credit Agreement Amendment or the Commodity-Linked Credit Agreement, as applicable.

Pursuant to the Credit Agreement Amendment, effective as of June 24, 2026, the Credit Agreement was amended to, among other things, (a) increase the aggregate revolving credit commitments from $3.44 billion to $5.50 billion, (b) release each guarantor from its guarantee to the extent related to the revolving credit loans, revolving credit commitments, letters of credit, letter of credit commitments and/or secured cash management agreements, in each case, under the Credit Agreement, (c) remove the collateral reinstatement requirements described in the Credit Agreement, (d) amend, suspend and/or remove certain covenants and representations and warranties and (e) amend certain other provisions of the Credit Agreement and effect certain other conforming changes and modifications consistent with the foregoing.

Pursuant to the Commodity-Linked Credit Agreement Amendment, effective as of June 24, 2026, the Commodity-Linked Credit Agreement was amended to, among other things, (a) release each guarantor from its guarantee and (b) make certain amendments consistent with amendments to the Credit Agreement.

A copy of the Credit Agreement Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. A copy of the Commodity-Linked Credit Agreement Amendment is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference. The above description of each of the Credit Agreement Amendment and the Commodity-Linked Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment or the Commodity-Linked Credit Agreement Amendment, as applicable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under each of the Credit Agreement Amendment and the Commodity-Linked Credit Agreement Amendment is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Eighteenth Amendment to Credit Agreement, dated June 24, 2026, by and among Vistra Operations Company LLC  (as Borrower), the lenders party thereto, the letter of credit issuers party thereto, the cash management bank party thereto, Citibank, N.A. (as Administrative Agent and as Collateral Agent) and the other parties named therein.

10.2
Tenth Amendment to Credit Agreement, dated June 24, 2026, by and among Vistra Operations Company LLC (as Borrower), the lenders party thereto and Citibank, N.A. (as Administrative Agent and Collateral Agent).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: June 30, 2026	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer